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                                                                    Exhibit (J)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 23, 2007, relating to the financial statements and financial highlights of the August 31, 2007 iShares MSCI funds ("the Funds"), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Experts", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
December 27, 2007